SUPPLEMENT
TO PROSPECTUS SUPPLEMENT DATED OCTOBER 28, 2003
(To Prospectus dated October 28,2003)



                                  CWABS, INC.
                                   Depositor

                            Countrywide Home Loans,
                                     Inc.
                                    Seller

                      Countrywide Home Loans Servicing LP
                                Master Servicer


                   Asset-Backed Certificates, Series 2003-S2

                              ------------------

------------------------
The Class A-1
Certificates represent
obligations of the trust          The Class A-1 Certificates
only and do not
representan interest in            o   This supplement relates to the offering of the Class A-1 Certificates of
or obligation of                       the series referenced above. This supplement does not contain complete
CWABS, Inc.,                           information about the offering of the Class A-1 Certificates. Additional
Countrywide Home                       information is contained in the prospectus supplement dated October 28,
Loans, Inc.,                           2003, prepared in connection with the offering of the offered
Countrywide Home                       certificates of the series referenced above and in the prospectus of the
Loans Servicing LP or                  depositor dated October 28, 2003. You are urged to read this supplement,
any of their affiliates.               the prospectus supplement and the prospectus in full.

This supplement may be             o   As of October 25, 2004, the certificate principal balance of the Class  A-1
used to offer and sell the             Certificates was approximately $95,897,235.
offered certificates only
if accompanied by the
prospectus supplement
and the prospectus.

-------------------------


Neither the SEC nor any state securities commission has approved these securities or determined that this supplement, the prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

This supplement is to be used by Countrywide Securities Corporation, an affiliate of CWABS, Inc., Countrywide Home Loans, Inc. and Countrywide Home Loans Servicing LP, in connection with offers and sales relating to market making transactions in the Class A-1 Certificates in which Countrywide Securities Corporation acts as principal. Countrywide Securities Corporation may also act as agent in such transactions. Sales will be made at prices related to the prevailing prices at the time of sale.

November 30, 2004

                               THE MORTGAGE POOL

         As of October 1, 2004 (the "Reference Date"), the Mortgage Pool included approximately 10,096 Mortgage Loans having an aggregate Stated Principal Balance of approximately $311,088,340.

         The following table summarizes the delinquency and foreclosure experience of the Mortgage Loans as of the Reference Date.

                                                As of October 1, 2004 Total
                                              -------------------------------
Total Number of Mortgage Loans......................... 10,096
Delinquent Mortgage Loans and Pending
Foreclosures at Period End (1)
   30-59 days .........................................      0.22%
   60-90 days .........................................      0.12%
   91 days or more (excluding pending foreclosures) ...      0.13%
                                                             ----
   Total Delinquencies ................................      0.47%
                                                             ====
Foreclosures Pending ..................................      0.01%
                                                             ----
Total Delinquencies and foreclosures pending ..........      0.48%
                                                             ====
--------------
(1) As a percentage of the total number of Mortgage Loans as of the Reference Date.

         One (1) Mortgage Loan has been converted and is, as of the Reference Date, REO properties.

         Certain additional information as to the Mortgage Loans as of the Reference Date is set forth in Exhibit 1 in tabular format Other than with respect to rates of interest, percentages (approximate) are stated in such tables by Stated Principal Balance of the Mortgage Loans as of the Reference Date and have been rounded in order to total 100.00%.

                          SERVICING OF MORTGAGE LOANS

The Master Servicer

         Countrywide Home Loans Servicing LP will act as Master Servicer under the Agreement.

Foreclosure and Delinquency Experience

         The following table summarizes the delinquency and foreclosure experience, respectively, on the dates indicated, of prime quality closed-end second lien mortgage loans originated by Countrywide Home Loans, Inc. The delinquency and foreclosure percentages may be affected by the size and relative lack of seasoning of the servicing portfolio because many of such loans were not outstanding long enough to give rise to some or all of the periods of delinq uency indicated in the chart below. Accordingly, the information should not be considered as a basis for assessing the likelihood, amount, or severity of delinquency or losses on the applicable Mortgage Loans, and no assurances can be given that the delinquency or foreclosure experience presented in the table below will be indicative of such experience on the Mortgage Loans. The sum of the columns below may not equal the total indicated due to rounding.

         For purposes of the following table:

         o the period of delinquency is based on the number of days payments are contractually past due;

         o certain total percentages and dollar amounts may not equal the sum of the percentages and dollar amounts indicated in the columns due to differences in rounding;

         o the "Foreclosure Rate" is the dollar amount of mortgage loans in foreclosure as a percentage of the total principal balance of mortgage loans outstanding as of the date indicated; and

         o the "Bankruptcy Rate" is the dollar amount of mortgage loans for which the related borrower has declared bankruptcy as a percentage of the total principal balance of mortgage loans outstanding as of the date indicated.


                    Delinquency and Foreclosure Experience


                                        As of December 31, 2000                         As of December 31, 2001
                                  ---------------------------------------     --------------------------------------
                                      Principal                                     Principal
                                       Balance               Percentage              Balance               Percentage
                                  -------------------      --------------     ---------------------      ------------
Total Portfolio ................. $   2,730,028,318.03          100.00%        $    3,017,257,168.98         100.00%
Delinquency Percentage
30-59 Days ...................... $      20,528,290.53            0.75%        $       37,722,636.27           1.25%
60-89 Days ......................         2,282,705.64            0.08                  6,553,870.99            0.22
90+ Days ........................         4,740,854.66            0.17                 10,676,444.98            0.35
                                  --------------------          ------         ---------------------          ------
Sub-Total ....................... $      27,551,850.83            1.01%        $       54,952,952.24           1.82%
                                  --------------------          ------         ---------------------          ------
Foreclosure Rate ................ $         592,515.58            0.02%        $          624,444.33           0.02%
Bankruptcy Rate ................. $       5,104,335.24            0.19%        $        5,935,277.19           0.20%


                                         As of December 31, 2002                         As of December 31, 2003
                                   ---------------------------------------     -----------------------------------------
                                       Principal                                     Principal
                                        Balance               Percentage              Balance                  Percentage
                                   -------------------      --------------     ---------------------         ------------
Total Portfolio ................. $   2,977,648,188.55          100.00%        $    3,378,921,120.83            100.00%
Delinquency Percentage
30-59 Days ...................... $      35,866,848.98            1.20%        $       32,344,209.54              0.96%
60-89 Days ......................         8,170,028.78            0.27                  7,070,027.00               0.21
90+ Days ........................        11,452,759.17            0.38                 10,447,157.87               0.31
                                  --------------------          ------         ---------------------             ------
Sub-Total ....................... $      55,489,636.93           1.86%         $       49,861,394.41              1.48%
                                  --------------------          ------         ---------------------             ------
Foreclosure Rate ................ $       1,118,143.13           0.04%         $        1,136,397.44              0.03%
Bankruptcy Rate ................. $      11,174,889.85           0.38%         $        9,143,347.43              0.27%


                                        As of September 31, 2004
                                  ---------------------------------------
                                      Principal
                                       Balance               Percentage
                                  -------------------      --------------
Total Portfolio ................. $   3,966,236,579.48         100.00%
Delinquency Percentage
30-59 Days ...................... $      36,237,622.31           0.91%
60-89 Days ......................         8,536,492.58           0.22
90+ Days ........................         9,561,320.00           0.24
                                  --------------------         -------
Sub-Total ....................... $      54,335,434.89           1.37%
                                  --------------------         -------
Foreclosure Rate ................ $         848,714.67           0.02%
Bankruptcy Rate ................. $      11,643,993.05           0.29%


                   DESCRIPTION OF THE CLASS A-1 CERTIFICATES

         The Class A-1 Certificates will be entitled to receive interest and principal as described in the Prospectus Supplement under "Description of the Certificates - Distributions."

         As of October 25, 2004 (the "Certificate Date"), the Certificate Principal Balance of the Class A-1 Certificates was approximately $95,897,235, evidencing a beneficial ownership interest of approximately 32.03% in the Trust Fund. As of the Certificate Date, the Senior Certificates had an aggregate principal balance of approximately $245,961,335 and evidenced in the aggregate a beneficial ownership interest of approximately 82.14% in the Trust Fund. As of the Certificate Date, the Subordinated Certificates had an aggregate principal balance of approximately $53,462,562, and evidenced in the aggregate a beneficial ownership interest of approximately and 17.86% in the Trust Fund. For additional information with respect to the Class A-1 Certificates, see "Description of the Certificates" in the Prospectus Supplement.

Reports to Certificateholders

         The November 2004 monthly statement that has been furnished to Certificateholders of record on the most recent Distribution Date is included herein as Exhibit 2.

Revised Modeling Assumptions

         Unless otherwise specified, the information in the tables appearing in this Supplement under "Yield, Prepayment and Maturity Considerations -- Decrement Table" has been prepared on the basis of the following assumed characteristics of the Mortgage Loans and the following additional assumptions (collectively, the "Revised Modeling Assumptions"): (i) the Mortgage Loans prepay at the indicated percentage of the related Prepayment Model; (ii) distributions in respect of the Certificates are received in cash on the 25th day of each month commencing in the calendar month following the Reference Date; (iii) no defaults or delinquencies in, or modifications, waivers or amendments respecting payment by Mortgagors of principal of and interest on the Mortgage Loans occur; (iv) scheduled payments on the Mortgage Loans are received on the first day of each month commencing in the calendar month following the Reference Date and prepayments represent payment in full of individual Mortgage Loans and are received on the last day of each month commencing with the month following the Reference Date, and include 30 days' interest thereon; (v) the level of One-Month LIBOR remains constant at 2.18% per annum; (vi) the Pass-Through Rates for the Certificates remain constant at the rates applicable prior to the Optional Termination Date and the Pass-Through Rates for the Certificates are adjusted accordingly on any Distribution Date following the Optional Termination Date; (vii) the Closing Date for the sale of the Class A-1 Certificates is November 30, 2004; and (ix) except as indicated with respect to weighted average lives, no optional termination is exercised on the Optional Termination Date.

         Prepayments on mortgage loans commonly are measured relative to a prepayment standard or model. The model used in this Supplement (the "Prepayment Model") is based on an assumed rate of prepayment each month of the then unpaid principal balance of a pool of mortgage loans similar to the Mortgage Loans. The Prepayment Model used in this Supplement ("Constant Prepayment Rate" or "CPR") assumes that the outstanding principal balance of the Mortgage Loans prepays at a constant annual rate of 30% CPR. In generating monthly cash flows, this rate is converted to an equivalent constant monthly rate. To assume a 30% CPR or any other CPR percentage is to assume that the stated percentage of the outstanding principal balance is prepaid over the course of a year.

         There is no assurance, however, that prepayments on the Mortgage Loans will conform to any level of the Prepayment Model, and no representation is made that the Mortgage Loans will prepay at the prepayment rates shown or any other prepayment rate. The rate of principal payments on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors, including the level of interest rates. Other factors affecting prepayment of mortgage loans include changes in obligors' housing needs, job transfers and unemployment. In the case of mortgage loans in general, if prevailing interest rates fall significantly below the interest rates on such mortgage loans, the mortgage loans are likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above the rate borne by such mortgage loans. Conversely, if prevailing interest rates rise above the interest rates on such mortgage loans, the rate of prepayment would be expected to decrease.

                YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

Decrement Table

         The following table indicates the percentage of the Certificate Date Certificate Principal Balance of the Class A-1 Certificates that would be outstanding after each of the dates shown at various constant percentages of Prepayment Model and the corresponding weighted average life thereof. The table has been prepared based on the Revised Modeling Assumptions. However, all of the Mortgage Loans may not have the interest rates or remaining terms to maturity described under "Revised Modeling Assumptions" herein and the Mortgage Loans may not prepay at the indicated constant percentages of the Prepayment Model or at any constant percentage.


             Percent of Certificate Principal Balance Outstanding


                          0%    20%    25%    30%    35%    40%    45%
                         ---    ---    ---    ---    ---    ---    ---
Distribution Date
-----------------

Initial Percentage ..   100%   100%   100%   100%   100%   100%   100%
November 25, 2005 ...    90     25      7      0      0      0      0
November 25, 2006 ...    80      0      0      0      0      0      0
November 25, 2007 ...    70      0      0      0      0      0      0
November 25, 2008 ...    59      0      0      0      0      0      0
November 25, 2009 ...    49      0      0      0      0      0      0
November 25, 2010 ...    39      0      0      0      0      0      0
November 25, 2011 ...    35      0      0      0      0      0      0
November 25, 2012 ...    30      0      0      0      0      0      0
November 25, 2013 ...    24      0      0      0      0      0      0
November 25, 2014 ...    16      0      0      0      0      0      0
November 25, 2015 ...     8      0      0      0      0      0      0
November 25, 2016 ...     0      0      0      0      0      0      0
Weighted Average Life
in years (1).........   5.5    0.7    0.5    0.6    0.4    0.4    0.3
Weighted Average Life
in years (1)(2)......   5.5    0.7    0.5    0.5    0.4    0.4    0.3

     ---------------------
     (1) Determined as specified in the Prospectus Supplement.
     (2) To the related Optional Termination Date.



                   MATERIAL FEDERAL INCOME TAX CONSEQUENCES

         Prospective investors should consider carefully the income tax consequences of an investment in the Class A-1 Certificates discussed under the section titled "Global Clearance, Settlement and Tax Documentation Procedures" in Annex B to the Prospectus Supplement and under the sections titled "Material Federal Income Tax Consequences" in the Prospectus Supplement and the Prospectus and should consult their tax advisors with respect to those consequences.

                             ERISA CONSIDERATIONS

         Prospective purchasers of the Class A-1 Certificates should consider carefully the ERISA consequences of an investment in such Certificates discussed under "ERISA Considerations" in the Prospectus, the Prospectus Supplement and herein, and should consult their own advisors with respect to those consequences. As described in the Prospectus Supplement, the Class A-1 Certificates may be acquired by a person that is, or is investing on behalf of or with plan assets of, a Plan (a "Plan Investor") subject to certain conditions.

         Although the Exemption was amended in 2004, the amendment did not make any changes that are material to the availability of exemptive relief for purchase of the Class A-1 Certificates.

                                    RATINGS

The Class A-1 Certificates are currently rated "Aaa" by Moody's Investors Service, Inc. and "AAA" by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. See "Ratings" in the Prospectus Supplement.


                            METHOD OF DISTRIBUTION

         The Supplement is to be used by Countrywide Securities Corporation, an affiliate of CWABS, Inc., Countrywide Home Loans, Inc., and Countrywide Home Loans Servicing LP, in connection with offers and sales relating to market making transactio ns in the Class A-1 Certificates in which Countrywide Securities Corporation acts as principal. Countrywide Securities Corporation may also act as agent in such transactions. Sales will be made at prices relating to the prevailing prices at the time of sale.

                                  EXHIBIT 1

Summary of Mortgage Loans in Mortgage Pool
(As of Reference Date)

Total Number of Loans                          10,096
Aggregate Principal Balance              $311,088,340
Average Principal                             $30,813         $278 to $315,425
Weighted Average Mortgage Rate                 7.666%       5.125% to 12.000%
Net Weighted Average Mortgage Rate             7.157%       4.616% to 11.491%
Weighted Average Original Term (months)           180           60 to 360
Weighted Average Remaining Term (months)          164            4 to 347
Weighted Average Original Combined LTV         91.33%       10.00% to 100.00%
Weighted Average FICO                             717          601 to 837


                                             LOAN PROGRAMS

                                    Number of                   Aggregate       Percentage of Mortgage
Loan Programs                     Mortgage Loans        Principal Balance      Loans in the Mortgage Pool
----------------------------------------------------------------------------------------------------------
5Yr Fixed - Second Lien                 1                        $11,022                  0.00%
10Yr Fixed - Second Lien              388                     $8,598,368                  2.76%
15Yr Fixed - Second Lien             5,336                  $142,079,126                 45.67%
20Yr Fixed - Second Lien               80                     $3,884,554                  1.25%
25Yr Fixed - Second Lien                9                       $255,160                  0.08%
30Yr Fixed - Second Lien               50                     $2,443,463                  0.79%
30/5 Fixed Balloon - Second Lien        3                       $228,468                  0.07%
30/10 Fixed Balloon - Second Lien       4                       $197,405                  0.06%
30/15 Fixed Balloon - Second Lien    4,225                  $153,390,775                 49.31%
---------------------------------------------------------------------------------------------------------
Total                               10,096                  $311,088,340                100.00%
---------------------------------------------------------------------------------------------------------

                                        CURRENT PRINCIPAL BALANCES

Range of Current                    Number of                   Aggregate       Percentage of Mortgage
Principal Balances ($)            Mortgage Loans        Principal Balance      Loans in the Mortgage Pool
---------------------------------------------------------------------------------------------------------
$0.01 - $50,000.00                   8,916                  $223,205,960                71.75%
$50,000.01 - $100,000.00             1,034                   $67,249,736                21.62%
$100,000.01 - $150,000.00             112                    $13,664,387                 4.39%
$150,000.01 - $200,000.00              20                     $3,514,277                 1.13%
$200,000.01 - $250,000.00              9                      $2,039,724                 0.66%
$250,000.01 - $300,000.00              4                      $1,098,831                 0.35%
$300,000.01 - $350,000.00              1                        $315,425                 0.10%
---------------------------------------------------------------------------------------------------------
Total                               10,096                  $311,088,340               100.00%
---------------------------------------------------------------------------------------------------------

                                           CURRENT MORTGAGE RATES

                                    Number of                   Aggregate       Percentage of Mortgage
Current Mortgage Rates (%)        Mortgage Loans        Principal Balance      Loans in the Mortgage Pool
---------------------------------------------------------------------------------------------------------
5.001 - 5.500                          6                        $291,218                 0.09%
5.501 - 6.000                         424                    $14,855,626                 4.78%
6.001 - 6.500                         737                    $24,642,577                 7.92%
6.501 - 7.000                        1,624                   $45,359,749                14.58%
7.001 - 7.500                        2,450                   $67,687,347                21.76%
7.501 - 8.000                        1,946                   $58,474,688                18.80%
8.001 - 8.500                        1,401                   $47,606,683                15.30%
8.501 - 9.000                         887                    $29,918,894                 9.62%
9.001 - 9.500                         300                    $10,501,971                 3.38%
9.501 - 10.000                        190                     $7,249,375                 2.33%
10.001 - 10.500                       76                      $2,831,785                 0.91%
10.501 - 11.000                       26                        $747,993                 0.24%
11.001 - 11.500                       22                        $683,071                 0.22%
11.501 - 12.000                       7                         $237,363                 0.08%
--------------------------------------------------------------------------------------------------------
Total                              10,096                   $311,088,340               100.00%
--------------------------------------------------------------------------------------------------------



                                  MONTHS REMAINING TO MATURITY


                                    Number of                   Aggregate       Percentage of Mortgage
Current Mortgage Rates (%)        Mortgage Loans        Principal Balance      Loans in the Mortgage Pool
---------------------------------------------------------------------------------------------------------
1 - 120                               539                    $10,777,265                 3.46%
121 - 180                           9,420                   $293,550,608                94.36%
181 - 240                             80                      $3,884,554                 1.25%
241 - 300                             9                         $288,812                 0.09%
301 - 360                            48                       $2,587,101                 0.83%
---------------------------------------------------------------------------------------------------------
Total                              10,096                   $311,088,340               100.00%
---------------------------------------------------------------------------------------------------------


                              ORIGINAL COMBINED LOAN-TO-VALUE RATIOS



Range of Original Combined       Number of                      Aggregate       Percentage of Mortgage
Loan-to-Value Ratios(%)        Mortgage Loans           Principal Balance      Loans in the Mortgage Pool
---------------------------------------------------------------------------------------------------------
0.01 - 50.00                        80                        $3,315,967                 1.07%
50.01 - 55.00                       43                        $1,579,886                 0.51%
55.01 - 60.00                       52                        $2,243,116                 0.72%
60.01 - 65.00                       55                        $2,021,555                 0.65%
65.01 - 70.00                       108                       $4,568,732                 1.47%
70.01 - 75.00                       119                       $5,043,200                 1.62%
75.01 - 80.00                       306                      $13,422,999                 4.31%
80.01 - 85.00                       475                      $11,357,954                 3.65%
85.01 - 90.00                      3,226                     $81,976,016                26.35%
90.01 - 95.00                      3,115                     $98,625,361                31.70%
95.01 - 100.00                     2,517                     $86,933,554                27.94%
--------------------------------------------------------------------------------------------------------
Total                             10,096                    $311,088,340               100.00%
--------------------------------------------------------------------------------------------------------



                                  GEOGRAPHIC DISTRIBUTION

                          Number of             Aggregate     Percentage of Mortgage
State                   Mortgage Loans  Principal Balance   Loans in the Mortgage Pool
-------------------------------------------------------------------------------------
Alaska                      17                  $563,100             0.18%
Alabama                     122               $2,988,246             0.96%
Arizona                     347               $9,732,584             3.13%
California                 1,412             $60,584,959            19.48%
Colorado                    401              $13,258,077             4.26%
Connecticut                 40                $1,575,777             0.51%
District of Columbia        10                  $403,137             0.13%
Delaware                    31                  $924,050             0.30%
Florida                     284               $8,684,493             2.79%
Georgia                     599              $20,881,675             6.71%
Hawaii                      110               $5,416,904             1.74%
Iowa                        33                  $743,866             0.24%
Idaho                       94                $2,324,834             0.75%
Illinois                    146               $4,703,287             1.51%
Indiana                     128               $3,076,213             0.99%
Kansas                       9                  $267,884             0.09%
Kentucky                    43                $1,019,770             0.33%
Louisiana                   60                $1,680,121             0.54%
Massachusetts               111               $4,465,920             1.44%
Maryland                    240               $8,928,710             2.87%
Maine                        9                  $221,054             0.07%
Michigan                    207               $5,583,183             1.79%
Minnesota                   65                $2,398,167             0.77%
Missouri                    108               $2,441,041             0.78%
Mississippi                 31                  $632,247             0.20%
Montana                     22                  $494,919             0.16%
North Carolina              116               $3,288,911             1.06%
North Dakota                 2                   $44,690             0.01%
Nebraska                    20                  $746,513             0.24%
New Hampshire               27                  $845,708             0.27%
New Jersey                  162               $5,474,670             1.76%
New Mexico                  89                $2,423,902             0.78%
Nevada                      94                $3,089,845             0.99%
New York                   166                $6,162,333             1.98%
Ohio                       191                $4,916,245             1.58%
Oklahoma                    95                $2,091,425             0.67%
Oregon                     347               $10,059,427             3.23%
Pennsylvania               207                $5,234,539             1.68%
Rhode Island                15                  $426,590             0.14%
South Carolina              36                $1,196,136             0.38%
South Dakota                4                   $160,437             0.05%
Tennessee                  115                $3,019,423             0.97%
Texas                     2,947              $71,640,171            23.03%
Utah                       103                $2,719,003             0.87%
Virginia                   281               $10,786,280             3.47%
Vermont                     2                    $95,027             0.03%
Washington                 319               $10,867,919             3.49%
Wisconsin                  54                 $1,343,351             0.43%
West Virginia              17                   $339,991             0.11%
Wyoming                     8                   $121,586             0.04%
-------------------------------------------------------------------------------------
Total                    10,096             $311,088,340           100.00%
-------------------------------------------------------------------------------------


                                         CREDIT BUREAU RISK SCORES


Range of Credit                  Number of                       Aggregate        Percentage of Mortgage
Bureau Risk Scores             Mortgage Loans            Principal Balance      Loans in the Mortgage Pool
-------------------------------------------------------------------------------------------------------------
821 or Greater                       24                          $776,310                 0.25%
801 - 820                           179                        $5,048,208                 1.62%
781 - 800                           623                       $17,513,212                 5.63%
761 - 780                          1,215                      $35,031,981                11.26%
741 - 760                          1,441                      $42,706,203                13.73%
721 - 740                          1,484                      $46,362,204                14.90%
701 - 720                          1,438                      $44,135,069                14.19%
681 - 700                          1,478                      $47,893,324                15.40%
661 - 680                          1,181                      $39,057,954                12.56%
641 - 660                           643                       $19,834,620                 6.38%
621 - 640                           345                       $10,504,244                 3.38%
601 - 620                            45                        $2,225,012                 0.72%
------------------------------------------------------------------------------------------------------------
Total                             10,096                     $311,088,340               100.00%
------------------------------------------------------------------------------------------------------------


                                            PROPERTY TYPE

                                 Number of                       Aggregate        Percentage of Mortgage
Property Type                  Mortgage Loans            Principal Balance      Loans in the Mortgage Pool
-------------------------------------------------------------------------------------------------------------
Single-Family Residence            6,045                     $185,919,821                59.76%
Planned Unit Development           3,263                     $102,147,534                32.84%
Low-rise Condominium               716                        $20,440,575                 6.57%
Two-to Four-Family Units            56                         $2,170,379                 0.70%
High-rise Condominium               16                           $410,032                 0.13%
-------------------------------------------------------------------------------------------------------------
Total                            10,096                      $311,088,340               100.00%
-------------------------------------------------------------------------------------------------------------


                                             LOAN PURPOSE


                                 Number of                       Aggregate        Percentage of Mortgage
Loan Purpose                  Mortgage Loans             Principal Balance      Loans in the Mortgage Pool
-------------------------------------------------------------------------------------------------------------
Purchase                          6,453                      $197,080,840                63.35%
Refinance (cash-out)              2,086                       $66,665,875                21.43%
Refinance (rate/term)             1,557                       $47,341,625                15.22%
-------------------------------------------------------------------------------------------------------------
Total                            10,096                      $311,088,340               100.00%
-------------------------------------------------------------------------------------------------------------


                                              OCCUPANCY


                                 Number of                       Aggregate        Percentage of Mortgage
Occupancy Type                Mortgage Loans             Principal Balance      Loans in the Mortgage Pool
-------------------------------------------------------------------------------------------------------------
Primary Residence                 9,941                      $306,959,603                98.67%
Secondary Residence                118                         $3,044,685                 0.98%
Investor Property                  37                          $1,084,052                 0.35%
-------------------------------------------------------------------------------------------------------------
Total                            10,096                      $311,088,340               100.00%
-------------------------------------------------------------------------------------------------------------


                                            DOCUMENTATION PROGRAM

                                 Number of                       Aggregate        Percentage of Mortgage
Type of Program               Mortgage Loans             Principal Balance      Loans in the Mortgage Pool
-------------------------------------------------------------------------------------------------------------
Full/Alternative                  6,827                      $221,741,639                71.28%
Superstream                       1,730                       $39,662,636                12.75%
Reduced                            654                        $24,805,914                 7.97%
Streamline                         876                        $24,476,252                 7.87%
Simple                              7                            $323,148                 0.10%
No Income/No Asset                  2                             $78,752                 0.03%
-------------------------------------------------------------------------------------------------------------
Total                            10,096                      $311,088,340               100.00%
-------------------------------------------------------------------------------------------------------------

                                                  CREDIT GRADE

                                 Number of                       Aggregate        Percentage of Mortgage
Credit Grade                  Mortgage Loans             Principal Balance      Loans in the Mortgage Pool
-------------------------------------------------------------------------------------------------------------
A                                10,073                      $310,443,462                99.79%
A-                                  23                           $644,878                 0.21%
-------------------------------------------------------------------------------------------------------------
Total                            10,096                      $311,088,340               100.00%
-------------------------------------------------------------------------------------------------------------



                                                     EXHIBIT 2

  THE                                              Distribution Date:  10/25/04
BANK OF
  NEW
 YORK
101 Barclay St, 8W
New York, NY 10286

Officer:    Courtney Bartholomew         Countrywide Home Loans Servicing, LP
            (212) 815-3236                     Asset Backed Certificates
Associate:  AnnMarie Cassano                        Series 2003-S2
            (212) 815-8318


                                           Certificateholder Monthly Distribution Summary
--------------------------------------------------------------------------------------------------------------------------------
                                       Certificate                        Pass
                            Class          Rate         Beginning       Through       Principal       Interest        Total
  Class      Cusip       Description       Type          Balance        Rate (%)     Distribution   Distribution   Distribution
--------------------------------------------------------------------------------------------------------------------------------
    A1     126671N85       Senior       Fix-Act/360   110,244,260.53         2.010   14,347,025.55      172,348.53  14,519,374.08
    A2     126671N93       Senior       Fix-30/360     65,326,000.00         3.438            0.00      187,158.99     187,158.99
    A3     126671P26       Senior       Fix-30/360     24,479,000.00         4.672            0.00       95,304.91      95,304.91
    A4     126671P34       Senior       Fix-30/360     11,657,000.00         5.557            0.00       53,981.62      53,981.62
    A5     126671P42       Senior       Fix-30/360     48,602,000.00         4.729            0.00      191,532.38     191,532.38
    AIO    126671P59      Strip IO      Var-30/360     48,602,000.00         5.000            0.00      202,508.33     202,508.33
    AR     126671Q33       Senior       Fix-30/360              0.00         5.000            0.00            0.00           0.00
     P     126671P91       Senior       Fix-30/360            100.00         0.000            0.00      195,118.47     195,118.47
     C     126671Q25       Senior       Fix-30/360              0.00         0.000            0.00      746,321.28     746,321.28
-----------------------------------------------------------------------------------------------------------------------------------
    M1     126671P67       Junior       Fix-30/360     24,301,000.00         5.268            0.00      106,681.39     106,681.39
    M2     126671P75       Junior       Fix-30/360     17,740,000.00         6.230            0.00       92,188.87      92,188.87
    B1     126671P83       Junior       Fix-30/360     11,421,562.00         6.750            0.00       64,246.29      64,246.29
-----------------------------------------------------------------------------------------------------------------------------------
  Totals                                              313,770,922.53                14,347,025.55     2,107,391.06  16,454,416.61
-----------------------------------------------------------------------------------------------------------------------------------



            Current                     Cumulative
            Realized        Ending        Realized
   Class    Losses         Balance         Losses
--------------------------------------------------------
    A1       0.00       95,897,234.98        0.00
    A2       0.00       65,326,000.00        0.00
    A3       0.00       24,479,000.00        0.00
    A4       0.00       11,657,000.00        0.00
    A5       0.00       48,602,000.00        0.00
    AIO      0.00       48,602,000.00        0.00
    AR       0.00                0.00        0.00
     P       0.00              100.00        0.00
     C       0.00                0.00        0.00
------------------------------------------------------
    M1       0.00       24,301,000.00        0.00
    M2       0.00       17,740,000.00        0.00
    B1       0.00       11,421,562.00        0.00
------------------------------------------------------
  Totals     0.00      299,423,896.98        0.00
------------------------------------------------------

  THE                                              Distribution Date:  10/25/04
BANK OF
  NEW
 YORK
101 Barclay St, 8W
New York, NY 10286

Officer:    Courtney Bartholomew         Countrywide Home Loans Servicing, LP
            (212) 815-3236                     Asset Backed Certificates
Associate:  AnnMarie Cassano                        Series 2003-S2
            (212) 815-8318


                                                   Prioncipal Distribution Detail
--------------------------------------------------------------------------------------------------------------------
                           Original       Beginning        Scheduled                   Unscheduled        Net
                          Certificate    Certificate       Principal      Accretion     Principal      Principal
  Class        Cusip        Balance        Balance       Distribution     Principal    Adjustments   Distribution
--------------------------------------------------------------------------------------------------------------------
   A1     126671N85    282,496,000.00  110,244,260.53  14,347,025.55          0           0.00      14,347,025.55
   A2     126671N93     65,326,000.00   65,326,000.00           0.00          0           0.00               0.00
   A3     126671P26     24,479,000.00   24,479,000.00           0.00          0           0.00               0.00
   A4     126671P34     11,657,000.00   11,657,000.00           0.00          0           0.00               0.00
   A5     126671P42     48,602,000.00   48,602,000.00           0.00          0           0.00               0.00
   AIO    126671P59     48,602,000.00   48,602,000.00           0.00          0           0.00               0.00
   AR     126671Q33            100.00            0.00           0.00          0           0.00               0.00
   P      126671P91            100.00          100.00           0.00          0           0.00               0.00
   C      126671Q25              0.00            0.00           0.00          0           0.00               0.00
--------------------------------------------------------------------------------------------------------------------
   M1     126671P67     24,301,000.00   24,301,000.00           0.00          0           0.00               0.00
   M2     126671P75     17,740,000.00   17,740,000.00           0.00          0           0.00               0.00
   B1     126671P83     11,421,562.00   11,421,562.00           0.00          0           0.00               0.00
--------------------------------------------------------------------------------------------------------------------
Totals                 486,022,762.00  313,770,922.53  14,347,025.55                      0.00      14,347,025.55
--------------------------------------------------------------------------------------------------------------------


-------------------------------------------------------
            Current        Ending          Ending
           Realized     Certificate      Certificate
  Class     Losses        Balance          Factor
-------------------------------------------------------

   A1        0.00       95,897,234.98   0.33946404544
   A2        0.00       65,326,000.00   1.00000000000
   A3        0.00       24,479,000.00   1.00000000000
   A4        0.00       11,657,000.00   1.00000000000
   A5        0.00       48,602,000.00   1.00000000000
   AIO       0.00       48,602,000.00   1.00000000000
   AR        0.00                0.00   0.00000000000
   P         0.00              100.00   1.00000000000
   C         0.00                0.00   0.00000000000
-----------------------------------------------------
   M1        0.00       24,301,000.00   1.00000000000
   M2        0.00       17,740,000.00   1.00000000000
   B1        0.00       11,421,562.00   1.00000000000
---------------------------------------------------------
Totals  0.00           299,423,896.98
---------------------------------------------------------


  THE                                              Distribution Date:  10/25/04
BANK OF
  NEW
 YORK
101 Barclay St, 8W
New York, NY 10286

Officer:    Courtney Bartholomew         Countrywide Home Loans Servicing, LP
            (212) 815-3236                     Asset Backed Certificates
Associate:  AnnMarie Cassano                        Series 2003-S2
            (212) 815-8318


                                            Interest Distribution Detail
-------------------------------------------------------------------------------------------------------------------
              Beginning        Pass        Accrued      Cumulative                      Total             Net
             Certificate      Through      Optimal        Unpaid        Deferred      Interest        Prepayment
   Class       Balance       Rate (%)      Interest      Interest       Interest         Due         Int Shortfall
-------------------------------------------------------------------------------------------------------------------
    A1     110,244,260.53    2.010000    172,348.53        0.00            0.00       172,348.53      0.00
    A2      65,326,000.00    3.438000    187,158.99        0.00            0.00       187,158.99      0.00
    A3      24,479,000.00    4.672000     95,304.91        0.00            0.00        95,304.91      0.00
    A4      11,657,000.00    5.557000     53,981.62        0.00            0.00        53,981.62      0.00
    A5      48,602,000.00    4.729000    191,532.38        0.00            0.00       191,532.38      0.00
    AIO     48,602,000.00    5.000000    202,508.33        0.00            0.00       202,508.33      0.00
    AR               0.00    5.000000          0.00        0.00            0.00             0.00      0.00
    P              100.00    0.000000          0.00        0.00            0.00             0.00      0.00
    C                0.00    0.000000          0.00        0.00            0.00             0.00      0.00
-------------------------------------------------------------------------------------------------------------------
    M1      24,301,000.00    5.268000    106,681.39        0.00            0.00       106,681.39      0.00
    M2      17,740,000.00    6.236000     92,188.87        0.00            0.00        92,188.87      0.00
    B1      11,421,562.00    6.750000     64,246.29        0.00            0.00        64,246.29      0.00
-------------------------------------------------------------------------------------------------------------------
 Totals    313,770,922.53              1,165,951.31        0.00            0.00             0.00      0.00
-------------------------------------------------------------------------------------------------------------------




----------------------------------------
           Unscheduled
             Interest        Interest
   Class    Adjustment         Paid
----------------------------------------
    A1     0.00              172,348.53
    A2     0.00              187,158.99
    A3     0.00               95,304.91
    A4     0.00               53,981.62
    A5     0.00              191,532.38
    AIO    0.00              202,508.33
    AR     0.00                    0.00
    P      0.00              195,118.47
    C      0.00              746,321.28
---------------------------------------
    M1     0.00              106,681.39
    M2     0.00               92,188.87
    B1     0.00               64,246.29
---------------------------------------
 Totals    0.00            2,107,391.06
---------------------------------------

  THE                                              Distribution Date:  10/25/04
BANK OF
  NEW
 YORK
101 Barclay St, 8W
New York, NY 10286

Officer:    Courtney Bartholomew         Countrywide Home Loans Servicing, LP
            (212) 815-3236                     Asset Backed Certificates
Associate:  AnnMarie Cassano                        Series 2003-S2
            (212) 815-8318

                                                  Current Payment Information
                                                       Factors per $1,000
--------------------------------------------------------------------------------------------------------------------------------
                              Original      Beginning Cert.                                      Ending Cert.        Pass
                            Certificate        Notional          Principal       Interest          Notional        Through
  Class       Cusip           Balance           Balance        Distribution    Distribution         Balance        Rate (%)
--------------------------------------------------------------------------------------------------------------------------------
  A1        126671N85    282,496,000.00       390.250695698    50.786650253           0.610091921    339.464045445    2.010000
  A2        126671N93     65,326,000.00     1,000.000000000     0.000000000           2.865000000  1,000.000000000    3.438000
  A3        126671P26     24,479,000.00     1,000.000000000     0.000000000           3.893333333  1,000.000000000    4.672000
  A4        126671P34     11,657,000.00     1,000.000000000     0.000000000           4.630833333  1,000.000000000    5.557000
  A5        126671P42     48,602,000.00     1,000.000000000     0.000000000           3.940833333  1,000.000000000    4.729000
  AIO       126671P59     48,602,000.00     1,000.000000000     0.000000000           4.166666667  1,000.000000000    5.000000
  AR        126671Q33            100.00         0.000000000     0.000000000           0.000000000      0.000000000    5.000000
  P         126671P91            100.00     1,000.000000000     0.000000000   1,951,184.700000000  1,000.000000000    0.000000
  C         126671Q25              0.00         0.000000000     0.000000000           0.000000000      0.000000000    0.000000
--------------------------------------------------------------------------------------------------------------------------------
  M1        126671P67     24,301,000.00     1,000.000000000     0.000000000           4.390000000  1,000.000000000    5.268000
  M2        126671P75     17,740,000.00     1,000.000000000     0.000000000           5.196666667  1,000.000000000    6.236000
  B1        126671P83     11,421,562.00     1,000.000000000     0.000000000           5.625000000  1,000.000000000    6.750000
--------------------------------------------------------------------------------------------------------------------------------
Totals                   486,022,762.00       645.588945750    29.519246158           4.335992519    616.069699592
--------------------------------------------------------------------------------------------------------------------------------

  THE
BANK OF
  NEW
 YORK
101 Barclay St, 8W
New York, NY 10286

Officer:    Courtney Bartholomew          Countrywide Home Loans Servicing, LP
            (212) 815-3236                      Asset Backed Certificates
Associate:  AnnMarie Cassano                         Series 2003-S2
            (212) 815-8318

--------------------------------------------------------------------------------
Pool Level Data

Distribution Date                                              10/25/04
Cut-off Date                                                   10/ 1/03
Determination Date                                             10/ 1/04
Accrual Period 30/360                              Begin        9/ 1/04
                                                   End         10/ 1/04
Number of Days in 30/360 Accrual Period                              30

Accrual Period Actual Days                         Begin        9/27/04
                                                   End         10/25/04
Number of Days in Actual Accrual Period                              28
--------------------------------------------------------------------------------


-------------------------------------------------------------------------------
                        Collateral Information Group 1

Cut-Off Date Balance                                          486,022,662.51

Beginning Aggregate Pool Stated Principal Balance             325,435,365.93
Ending Aggregate Pool Stated Principal Balance                311,088,340.38

Beginning Aggregate Certificate Stated Principal Balance      313,770,922.53
Ending Aggregate Certificate Stated Principal Balance         299,423,896.98

Beginning Aggregate Loan Count                                         10448
Loans Paid Off or Otherwise Removed Pursuant to PSA                      352
Ending Aggregate Loan Count                                            10096

Beginning Weighted Average Loan Rate (WAC)                         7.685291%
Ending Weighted Average Loan Rate (WAC)                            7.665907%

Beginning Net Weighted Average Loan Rate                           7.176291%
Ending Net Weighted Average Loan Rate
                                                                         165
Weighted Average Maturity (WAM) (Months)
                                                                   23,301.06
Servicer Advances
                                                               13,566,488.89
Aggregate Pool Prepayment                                            40.1783
Pool Prepayment Rate (CPR)

-------------------------------------------------------------------------------

  THE
BANK OF
  NEW
 YORK
101 Barclay St, 8W
New York, NY 10286

Officer:    Courtney Bartholomew          Countrywide Home Loans Servicing, LP
            (212) 815-3236                      Asset Backed Certificates
Associate:  AnnMarie Cassano                         Series 2003-S2
            (212) 815-8318

-------------------------------------------------------------------------------
                  Delinquency Information                  Group 1
-------------------------------------------------------------------------------

30-59 Days              Balance                 920,088.17        0.295764%
                        # of loans                      22        0.217908%

60-89 Days              Balance                 585,981.07        0.188365%
                        # of loans                      12        0.118859%

90+ Days                Balance                 652,577.29        0.209772%
                        # of loans                      13        0.128764%

Total                   Balance               2,158,646.53        0.693901%
                        # of loans                      47        0.465531%


-------------------------------------------------------------------------------

                  Foreclosure Information                  Group 1
-------------------------------------------------------------------------------

30-59 Days              Balance                       0.00        0.000000%
                        # of loans                       0        0.000000%

60-89 Days              Balance                       0.00        0.000000%
                        # of loans                       0        0.000000%

90+ Days                Balance                  14,916.50        0.004795%
                        # of loans                       1        0.009905%

Total                   Balance                  14,916.50        0.004795%
                        # of loans                       1        0.009905%
-------------------------------------------------------------------------------

  THE
BANK OF
  NEW
 YORK
101 Barclay St, 8W
New York, NY 10286

Officer:    Courtney Bartholomew          Countrywide Home Loans Servicing, LP
            (212) 815-3236                      Asset Backed Certificates
Associate:  AnnMarie Cassano                         Series 2003-S2
            (212) 815-8318


-------------------------------------------------------------------------------
                  Bankruptcy Information                   Group 1
-------------------------------------------------------------------------------
30-59 Days              Balance                 106,333.03        0.034181%
                        # of loans                       3        0.000000%

60-89 Days              Balance                       0.00        0.000000%
                        # of loans                       0        0.000000%

90+ Days                Balance                 256,762.93        0.082537%
                        # of loans                       5        0.000000%

Total                   Balance                 363,095.96        0.116718%
                        # of loans                       8        0.000000%
-------------------------------------------------------------------------------


-------------------------------------------------------------------------------
                  REO Information                          Group 1
-------------------------------------------------------------------------------
30-59 Days              Balance                       0.00        0.000000%
                        # of loans                       0        0.000000%

60-89 Days              Balance                       0.00        0.000000%
                        # of loans                       0        0.000000%

90+ Days                Balance                  12,144.90        0.003904%
                        # of loans                       1        0.000000%

Total                   Balance                  12,144.90        0.003904%
                        # of loans                       1        0.000000%
-------------------------------------------------------------------------------

  THE
BANK OF
  NEW
 YORK
101 Barclay St, 8W
New York, NY 10286

Officer:    Courtney Bartholomew          Countrywide Home Loans Servicing, LP
            (212) 815-3236                      Asset Backed Certificates
Associate:  AnnMarie Cassano                         Series 2003-S2
            (212) 815-8318

---------------------------------------------------------------------------
                       Aggregate Book Value / Loss Info
---------------------------------------------------------------------------
                                                            Group 1
                                                            -------
Book Value of all REO Loans                                    0.00
Percentage of Total Pool Balance                          0.000000%

Current Realized Losses                                   33,910.20
Additional (Gains)/Losses                                      0.00
Cumulative Losses                                         77,849.73
---------------------------------------------------------------------------


---------------------------------------------------------------------------
                        Credit Enhancement Information
---------------------------------------------------------------------------
Protection                             Original                Current
Bankruptcy Loss                            0.00                   0.00
Bankruptcy Percentage                 0.000000%              0.000000%
Credit/Fraud Loss                          0.00                   0.00
Credit/Fraud Loss Percentage          0.000000%              0.000000%
Special Hazard Loss                        0.00                   0.00
Special Hazard Loss Percentage        0.000000%              0.000000%
---------------------------------------------------------------------------

  THE
BANK OF
  NEW
 YORK
101 Barclay St, 8W
New York, NY 10286

Officer:    Courtney Bartholomew          Countrywide Home Loans Servicing, LP
            (212) 815-3236                      Asset Backed Certificates
Associate:  AnnMarie Cassano                         Series 2003-S2
            (212) 815-8318

------------------------------------------------------------------------------
                             Class Subordination Levels
------------------------------------------------------------------------------
Class                               Original                       Current
-----                               --------                       -------
Class A                             432,560,200.00          245,961,334.98
Class A Percentage                  88.999988%                  82.144858%

Class M1                            24,301,000.00            24,301,000.00
Class M1 Percentage                 4.999972%                    8.115919%

Class M2                            17,740,000.00            17,740,000.00
Class M2 Percentage                 3.650035%                    5.924711%

Class B1                            11,421,562.00            11,421,562.00
Class B1 Percentage                 2.350006%                    3.814513%

------------------------------------------------------------------------------

  THE
BANK OF
  NEW
 YORK
101 Barclay St, 8W
New York, NY 10286

Officer:    Courtney Bartholomew          Countrywide Home Loans Servicing, LP
            (212) 815-3236                      Asset Backed Certificates
Associate:  AnnMarie Cassano                         Series 2003-S2
            (212) 815-8318

   -------------------------------------------------------------------------
      Certificate Account - Deposits
   -------------------------------------------------------------------------
      Beginning Balance                                            -0.00

      Payments of Interest and Principal                   16,375,061.89
      Liquidation Proceeds                                      8,698.31
      All Other Proceeds                                            0.00
      Other Amounts                                                 0.00
                                                           -------------
      Total Deposits                                       16,383,760.20
   -------------------------------------------------------------------------
             Certificate Account - Withdrawals
   -------------------------------------------------------------------------
      Reimbursement of Servicer Advances                            0.00
      Payment of Master Servicer Fees                         124,462.06
      Payment of Sub Servicer Fees                                  0.00
      Payment of Other Fees                                         0.00
      Payment of Insurance Premium(s)                               0.00
      Payment of Personal Mortgage Insurance                        0.00
      Other Permitted Withdrawals per the PSA                       0.00
      Payment of Principal and Interest                    16,454,416.61
                                                           -------------
      Total Withdrawals                                    16,578,878.67

      Ending Balance                                         -195,118.47
   -------------------------------------------------------------------------

  THE
BANK OF
  NEW
 YORK
101 Barclay St, 8W
New York, NY 10286

Officer:    Courtney Bartholomew          Countrywide Home Loans Servicing, LP
            (212) 815-3236                      Asset Backed Certificates
Associate:  AnnMarie Cassano                         Series 2003-S2
            (212) 815-8318

------------------------------------------------------------------------------
                      PPIS/Compensating Interest Detail
------------------------------------------------------------------------------
                                                                   Group 1
                                                                   -------
Total Gross Prepayment Interest Shortfall                        11,136.01
Compensation for Gross PPIS from Servicing Fees                  11,136.01
Other Gross PPIS Compensation                                         0.00
----------------------------------------------                   ---------
Total Net PPIS (Non-Supported PPIS)                                   0.00


------------------------------------------------------------------------------


                           Reserve Fund Information
------------------------------------------------------------------------------
                     Principal Reserve Fund    Carry-Over Reserve Fund Account
                     ----------------------    -------------------------------
Beginning Balance                    100.49                               0.00
Deposits                               0.00                               0.00
Accrued Interest                       0.00                               0.00
Withdrawals                            0.00                               0.00
Ending Balance                       100.49                               0.00
-------------------------------------------------------------------------------

  THE
BANK OF
  NEW
 YORK
101 Barclay St, 8W
New York, NY 10286

Officer:    Courtney Bartholomew          Countrywide Home Loans Servicing, LP
            (212) 815-3236                      Asset Backed Certificates
Associate:  AnnMarie Cassano                         Series 2003-S2
            (212) 815-8318

-------------------------------------------------------------------------------
                        Prepayment Penalty Information
-------------------------------------------------------------------------------

Prepayment Penalties                                          195,118.47

-------------------------------------------------------------------------------
                           Miscellaneous Information
-------------------------------------------------------------------------------

Overcollateralization Amount                               11,664,543.40
Overcollateralization Target Amount                        11,664,543.89
Has Trigger Event Occurred                                           YES

Arrearages                                                          0.00

-------------------------------------------------------------------------------

  THE
BANK OF
  NEW
 YORK
101 Barclay St, 8W
New York, NY 10286

Officer:    Courtney Bartholomew          Countrywide Home Loans Servicing, LP
            (212) 815-3236                      Asset Backed Certificates
Associate:  AnnMarie Cassano                         Series 2003-S2
            (212) 815-8318


--------------------------------------------------------------------------------
                            Loan Level Loss Detail
--------------------------------------------------------------------------------
Group     Loan ID   Liquidation Balance   Liquidation Proceeds    Realized Loss
-----     -------   -------------------   --------------------    -------------
Group 1   22793432            30,690.96               8,656.80        22,034.16
           5946186            11,917.55                  41.51        11,876.04

--------------------------------------------------------------------------------